SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Concerto Software, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Concerto Software, Inc.

6 Technology Park Drive

Westford, Massachusetts 01886

Notice of Annual Meeting of Stockholders

To Be Held May 6, 2003

TO THE STOCKHOLDERS OF CONCERTO SOFTWARE, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Concerto Software, Inc., a Delaware corporation (the “Company”), will be held at 10:00 a.m., local time, on May 6, 2003, at the offices of the Company, 6 Technology Park Drive, Westford, Massachusetts to consider and act upon the following proposals:

1. To fix the number of directors constituting the Board of Directors at five (5) and to elect a Board of Directors for the ensuing year.

2. To ratify the selection of the firm of Ernst & Young LLP, independent public accountants, as auditors for the Company for the fiscal year ending December 31, 2003.

3. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Only stockholders of record at the close of business on March 24, 2003 are entitled to notice of and to vote at the meeting and any adjournment thereof.

All stockholders are cordially invited to attend the meeting in person. To ensure your representation at the meeting, however, you are urged to sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

By Order of the Board of Directors,

Paul R. Lucchese

Secretary

Westford, Massachusetts

April 14, 2003

Concerto Software, Inc.

6 Technology Park Drive

Westford, Massachusetts 01886

Proxy Statement

April 14, 2003

Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of Concerto Software, Inc. (the “Company” or “Concerto Software”) for use at the Annual Meeting of Stockholders to be held on May 6, 2003 at 10:00 a.m., local time, at the offices of the Company, 6 Technology Park Drive, Westford, Massachusetts 01886.

Only stockholders of record at the close of business on March 24, 2003 (the “Record Date”) will be entitled to vote at the meeting and any adjournments thereof. As of the Record Date, 11,412,273 shares of Common Stock, $.10 par value, of the Company were outstanding. Each share of Common Stock outstanding as of the Record Date will be entitled to one vote and stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder’s right to attend the meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by written notice to the Secretary of the Company at any time before it is exercised or by delivering a later executed proxy to the Secretary of the Company at any time before the original proxy is exercised.

An Annual Report to Stockholders, containing financial statements for the fiscal year ended December 31, 2002, is being mailed together with this proxy statement to all stockholders entitled to vote. This proxy statement and the form of proxy were first mailed to stockholders on or about April 14, 2003.

The persons named as attorneys-in-fact in the proxy card are directors and/or officers of the Company. All properly executed proxies returned in time to be counted at the meeting will be voted as stated below under “Election of Directors.” Any stockholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee’s name in the space provided on the proxy. In addition to the election of directors, the stockholders will consider and vote upon a proposal to ratify the selection of independent auditors. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications and will be voted FOR if no specification is indicated.

The representation in person or by proxy of at least a majority of all shares of Common Stock outstanding and entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee for election as director, abstentions and broker “non-votes” with respect to all other matters being submitted to stockholders, are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

The election of directors by the stockholders shall be determined by a plurality of the votes cast by stockholders entitled to vote. The ratification of the independent auditors by the stockholders will require an affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on such matter. On all other matters being submitted to stockholders, an affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on each such matter is required for approval. Abstentions are included in the number of shares present or represented and voting on each matter and, therefore, with respect to votes on specific proposals, will have the effect of negative votes. Broker “non-votes” are not so included.

The Board of Directors of the Company knows of no other matters to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

Management And Principal Stockholders Of Concerto Software

The following table sets forth, as of the Record Date (except as noted below), certain information regarding the ownership of shares of the Company’s Common Stock by (i) each person who, to the knowledge of the Company, owned beneficially more than 5% of the shares of Common Stock of the Company outstanding at such date, (ii) each director and nominee of the Company, (iii) each Named Officer (as defined below) and (iv) all directors, nominees and executive officers as a group:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class

Entities and individuals associated with Sterling Capital Management LLC 301 S. College Street, Suite 3200 Charlotte, NC 28202	1,278,375(2)	11.20%

Entities associated with Neuberger Berman, Inc. 605 Third Ave. New York, NY 10158-3698	1,174,265(3)	10.29%

Alphonse M. Lucchese	710,206(4)	6.22%

R. Scott Asen	540,091(5)	4.73%

Michael D. Kaufman	343,707(6)	3.01%

Peter Gyenes	43,750(7)	*

James D. Foy	235,000(8)	2.06%

Michael J. Provenzano, III	69,062(9)	*

Mark Donovan	136,124(10)	1.19%

Ralph S. Breslauer	31,251(11)	*

Alexander Tellez	35,251(12)	*

All Directors, Nominees and Executive Officers as a group (10 Persons)	2,150,692(13)	18.85%

*	Less than 1.0%.

(1)	Except as otherwise noted, each person or entity named in the table has sole voting and investment power with respect to the shares. Includes all shares which the named person has the right to acquire within 60 days following March 24, 2003.

(2)	This information is as of December 31, 2002 and is based on a Schedule 13G/A dated February 4, 2003 filed by Sterling Capital Management LLC.

(3)	This information is as of December 31, 2002 and is based on a Schedule 13G/A dated February 13, 2003 filed by Neuberger Berman, Inc.

(4)	Includes 577,706 shares subject to options held by Mr. Lucchese that are exercisable within 60 days of March 24, 2003.

(5)	Includes (i) 17,000 shares held by a company to which Mr. Asen, a Director of the Company, provides certain advisory services, (ii) 3,000 shares held by an individual to which Mr. Asen provides certain advisory services and (iii) 6,500 shares held by the IRA of an individual to whom Mr. Asen provides certain advisory services, all of such shares as to which Mr. Asen disclaims beneficial ownership. Also includes 487,341 shares individually owned by Mr. Asen and 26,250 shares subject to options held by Mr. Asen that are exercisable within 60 days of March 24, 2003.

(6)	Includes (i) 150,000 shares held by MK Global Ventures, (ii) 5,000 shares held by MK GVS Fund, (iii) 6,456 shares held by MK Global Management and (iv) 4,694 shares held by MK GVS Management. Mr. Kaufman, a Director of the Company, is the sole general partner of the sole general partner of each of MK Global Ventures, MK GVS Fund, MK Global Management and MK GVS Management. Mr. Kaufman disclaims beneficial ownership of all shares held by MK Global Ventures, MK GVS Fund, MK Global Management and MK GVS Management. Also includes 162,557 shares individually owned by Mr. Kaufman and 15,000 shares subject to options held by Mr. Kaufman that are exercisable within 60 days of March 24, 2003.

(7)	Includes 38,750 shares subject to options held by Mr. Gyenes that are exercisable within 60 days of March 24, 2003.

(8)	Includes 225,000 shares subject to options held by Mr. Foy exercisable within 60 days of March 24, 2003. Also includes 10,000 shares owned jointly by Mr. Foy and Ms. Helen Foy.

(9)	Includes 64,250 shares subject to options held by Mr. Provenzano exercisable within 60 days of March 24, 2003. Also includes 1,812 shares owned jointly by Mr. Provenzano and Ms. Donna Provenzano.

(10)	Includes 130,624 shares subject to options held by Mr. Donovan exercisable within 60 days of March 24, 2003.

(11)	Includes 31,251 shares subject to options held by Mr. Breslauer exercisable within 60 days of March 24, 2003.

(12)	Includes 31,251 shares subject to options held by Mr. Tellez exercisable within 60 days of March 24, 2003. Also includes 4,000 shares owned jointly by Mr. Tellez and Ms. Annette Green.

(13)	Includes 1,146,332 shares subject to options held by Executive Officers and Directors which are exercisable within 60 days of March 24, 2003. Also includes shares held by entities associated with Messrs. Asen and Kaufman as described in footnotes 5 and 6 above, respectively.

Proposal I

Election of Directors

The directors of Concerto Software are elected annually and hold office until the next annual meeting of stockholders and until their successors shall have been elected and shall have qualified. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual director or for all directors will be voted (unless one or more nominees are unable to serve) for fixing the number of directors for the ensuing year at five (5) and for the election of the nominees named below. The Board of Directors knows of no reason why any such nominee should be unable or unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or for fixing the number of directors at a lesser number.

Board of Directors Meetings and Committees

The Board of Directors met eleven times, and took actions by written consent three times, during the year ended December 31, 2002. The Audit Committee of the Board of Directors, of which R. Scott Asen, Peter Gyenes and Michael D. Kaufman are members, oversees the financial reporting, accounting and tax functions of the Company, including matters relating to the appointment and activities of Concerto Software’s independent auditors. The Audit Committee met eight times during the year ended December 31, 2002. The Compensation Committee of the Board of Directors, of which R. Scott Asen, Peter Gyenes and Michael D. Kaufman are members, reviews and makes recommendations concerning executive compensation. The Compensation Committee met once, and took action by written consent four times, during the year ended December 31, 2002. The Nominating and Corporate Governance Committee of the Board of Directors, of which R. Scott Asen, Peter Gyenes and Michael D. Kaufman are members, was formed in March 2003 and is responsible for all matters related to the recruitment and nomination of candidates for vacancy and election as directors and the adoption, monitoring and review of the Company’s code of ethics and conduct and corporate governance principles. Each of the directors attended at least 80% of the aggregate of the total number of meetings of the Board of Directors and of all committees on which he serves.

Occupations of Directors

The following table sets forth the nominees for director, their ages as of the Record Date and their present positions with the Company.

Name	Age	Position
Alphonse M. Lucchese	67	Chairman of the Board of Directors and Board Advisor

James D. Foy	56	President, Chief Executive Officer and Director

R. Scott Asen (1)(2)(3)	58	Director

Peter Gyenes (1)(2)(3)	57	Director

Michael D. Kaufman (1)(2)(3)	61	Director

(1)	Member of Compensation Committee
(2)	Member of Audit Committee
(3)	Member of Nominating and Corporate Governance Committee

The By-Laws of the Company provide that the Board of Directors shall be elected annually. Officers are elected by, and serve at the discretion of, the Board of Directors.

Mr. Lucchese has served as a director and Chairman of the Board of Directors since August 9, 1994. In addition, Mr. Lucchese served as President of the Company from July 1, 1994 until January 12, 1998 and from May 4, 1999 until November 7, 2000, and as Chief Executive Officer of the Company from July 1, 1994 until November 7, 2000. On November 7, 2000 Mr. Lucchese retired from the positions of President and Chief Executive Officer. Mr. Lucchese currently serves as a director of Excelergy Corporation and OutStart, Inc. Mr. Lucchese also serves on the Board of Trustees of Marcos Island Healthcare.

Mr. Foy serves as President, Chief Executive Officer and director. Mr. Foy joined the Company in September 2001. Prior to joining the Company, Mr. Foy served as President of Informix Software Corporation, a global enterprise software company, from July 2000 to August 2001 and Executive Vice President of the Transaction Business Group from April 1999 through June 2000. Mr. Foy also served as Vice President of Engineering at Ardent Software Inc. (formerly Vmark Software Inc.), an international enterprise software company, from April 1995 through March 1999.

Mr. Asen has been a director of the Company since April 1992. Since November 1997, Mr. Asen has been a general partner of AB Associates, LP, an investment management entity. Mr. Asen has also served as President of Asen & Co., Inc., an investment management firm, since 1983.

Mr. Gyenes has been a director of the Company since May 2000. Mr. Gyenes has been the Chief Executive Officer of Ascential Software Corporation (formerly Informix Corporation), a data integration software company, since July 2000. Prior to joining Ascential Software Corporation, Mr. Gyenes was the Chief Executive Officer of Ardent Software Inc. (formerly Vmark Software Inc.), a data management software company, from 1997 until 2000 and Vice President of Sales for Vmark Software from 1996 until 1997. Mr. Gyenes currently serves as a director of Applix Inc. and ViryaNet Ltd.

Mr. Kaufman has been a director of the Company since 1982. Since 1987, Mr. Kaufman has served as the managing general partner of MK Global Ventures and MK GVS Fund, each of which is an investment company and a stockholder of the Company, and MK Global Ventures II, also an investment company. Mr. Kaufman currently serves as a director of DISC, Inc., Human Phermone Sciences, Inc. (formerly Erox Corp.), and Asanté Technologies, Inc.

Director Compensation

All non-employee directors are compensated at a rate of $1,200 per meeting of the Board of Directors attended and $500 per meeting of the Audit or Compensation Committees attended, plus normal travel expenses incurred in connection with attendance at such meetings. All non-employee directors are also compensated on an annual basis at the rate of $8,000. Non-employee directors are also entitled to receive stock options pursuant to the Amended and Restated 1988 Non-Employee Director Stock Option Plan and the 2001 Stock Option Plan.

The Board of Directors recommends a vote FOR the proposal to approve the election of the Board of Directors.

Compensation and Other Information

Concerning Directors and Officers

The following table shows compensation information with respect to services rendered to the Company in all capacities during the years ended December 31, 2002, 2001 and 2000 for (i) the individual who served as Chief Executive Officer of the Company for the year ended December 31, 2002 and (ii) the four most highly compensated executive officers of the Company (such individuals are collectively referred to as the “Named Officers”):

Summary Compensation Table

			Annual Compensation (1)			Long Term Compensation Awards(2)
Name and Principal Position	Year		Salary ($)	Bonus ($)(3)	Other Annual Compensation ($)	Securities Underlying Options/ SARs (#)	All Other Compensation ($)
James D. Foy President & Chief Executive Officer	2002 2001 2000		400,000 133,333 —	209,300 75,576 —	— — —	— 600,000/0 —	— — —
Ralph S. Breslauer Executive Vice President – Sales and Marketing	2002 2001 2000		240,000 — —	89,700 — —	— — —	125,000/0 — —	— — —
Alexander Tellez Executive Vice President – Engineering	2002 2001 2000		193,205 — —	74,750 — —	— — —	125,000/0 — —	47,167 — —	(4)
Mark Donovan Senior Vice President – Customer Service and Operations	2002 2001 2000		210,000 209,167 199,167	47,094 46,546 31,128	— — —	— 15,000/0 20,000/0	— — —
Michael J. Provenzano, III Vice President, Finance & Chief Financial Officer	2002 2001 2000	(5)	185,000 183,750 154,583	41,488 48,640 19,817	— — —	— 40,000/0 40,000/0	— — —

(1)	Excludes perquisites and other personal benefits, the aggregate annual amount of which for each officer was less than the lesser of $50,000 or 10% of the total salary and bonus reported.

(2)	The Company did not grant any restricted stock awards or stock appreciation rights (“SARs”) or make any long term incentive plan payouts during the fiscal years ended December 31, 2002, 2001 and 2000.

(3)	Indicates bonus payments earned by the Named Officers in the year indicated for services rendered in such year, some of which were paid in the subsequent year.

(4)	Indicates reimbursement of Mr. Tellez’s relocation expenses incurred as a consequence of Concerto Software’s acquisition of CellIt, Inc. (“CellIt”), of which Mr. Tellez served as President and Chief Executive Officer.

(5)	Includes amounts earned as Corporate Controller.

Options/SAR Grants in Last Fiscal Year

Shown below is information with respect to options to purchase the Company’s Common Stock granted to certain of the Named Officers during the fiscal year ended December 31, 2002 under the Company’s stock option plans. No stock appreciation rights were granted to these individuals during such year.

Individual Grants

	Number of Securities Underlying Option/SARs Granted (#)(1)	Percent of Total Options/SARs Granted To Employees In Fiscal Year	Exercise of Base Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates Of Stock Price Appreciation for Option Term(2) 5% ($) 10% ($)
Ralph S. Breslauer	125,000/0	14.04%	9.67	January 1, 2012	760,176	1,926,436

Alexander Tellez	125,000/0	14.04%	9.49	January 15, 2012	746,026	1,890,577

(1)	The exercise price per share of each option was determined by the Compensation Committee to be equal to the last reported sales price of the Company’s Common Stock on the Nasdaq National Market System on the day prior to the date of grant.

(2)	Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation of the Company’s Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission (the “SEC”) and do not reflect the Company’s estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercises and the future performance of the Company’s Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

Option Exercises and Year-End Values

Shown below is information with respect to (i) exercises of stock options of the Named Officers during the fiscal year ended December 31, 2002 and (ii) unexercised options outstanding at December 31, 2002 and the value of such unexercised in-the-money options at December 31, 2002.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year End Option Values

Name	Shares Acquired On Exercise(#)	Value Realized($)	Number of Unexercised Options/SARs at December 31, 2002 (#)(1)		Value of Unexercised In-the-Money Options/SARs at December 31, 2002 ($)(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
James D. Foy	—	—	150,000	450,000	—	—

Ralph S. Breslauer	—	—	15,625	109,375	—	—

Mark Donovan	—	—	124,999	19,375	30,468.75	—

Alexander Tellez	—	—	15,625	109,375	—	—

Michael J. Provenzano, III	—	—	51,500	50,500	2,500.00	2,500.00

(1)	Options granted to the Named Officers become fully vested immediately prior to the merger, consolidation, liquidation or sale of substantially all of the assets of the Company and terminate immediately after the effective date of such merger, consolidation, liquidation or sale.

(2)	Value is based on the difference between the option exercise price and the fair market value of the Company’s Common Stock on December 31, 2002 ($6.75 per share, the last reported sales price of the Company’s Common Stock on the Nasdaq National Market System on December 31, 2002) multiplied by the number of shares underlying the option.

Equity Compensation Plan Information

The following table provides information about the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of December 31, 2002, including the Amended and Restated 1986 Stock Plan, as amended, the Amended and Restated 1988 Non-Employee Director Stock Option Plan, the 1991 Employee Stock Purchase Plan, as amended, the 1994 Stock Option Plan, the 1996 Stock Option and Incentive Plan, as amended, the 2000 Stock Option Plan, as amended, and the 2001 Stock Option Plan. The Company’s stockholders have approved the Amended and Restated 1986 Stock Plan, as amended, the Amended and Restated 1988 Non-Employee Director Stock Option Plan, the 1991 Employee Stock Purchase Plan, as amended, 1994 Stock Option Plan and the 1996 Stock Option and Incentive Plan, as amended, maintained by the Company. The Company’s stockholders have not approved the 2000 Stock Option Plan, as amended, and the 2001 Stock Option Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in columns (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,775,814	$14.76	920,651*
Equity compensation plans not approved by security holders	1,395,059	$ 8.97	424,340

*	Includes shares of Common Stock available for future issuance under the 1991 Employee Stock Purchase Plan, as amended.

Description of the Company’s 2000 Stock Option Plan, as amended

The Company’s 2000 Stock Option Plan, as amended, (the “2000 Stock Plan”) was adopted by the Board of Directors of the Company on June 12, 2000 and was not subject to approval by the Company’s stockholders. The 2000 Stock Plan is intended to provide incentives in the form of non-qualified stock options (“NQSOs”) to employees and consultants of the Company (including subsidiaries of the Company). A maximum of 1,831,391 shares of Common Stock are reserved for issuance under the 2000 Stock Plan upon the exercise of NQSOs. As of December 31, 2002, 424,340 shares of Common Stock remained available for issuance under the 2000 Stock Plan. The 2000 Stock Plan is administered by the Board of Directors, which, subject to the terms of the 2000 Stock Plan, has the authority to determine the persons to whom NQSOs are granted, the exercise price per share and other terms, provisions and restrictions governing such NQSOs. NQSOs may be granted under the 2000 Stock Plan at any time prior to June 12, 2010. The exercise price per share of NQSOs granted cannot be less than the fair market value on the date of grant unless the Board of Directors determines otherwise. Each NQSO shall expire as of the date specified by the Board of Directors, but not more than ten years from the date of grant.

Each NQSO granted under the 2000 Stock Plan may either be fully exercisable at the time of grant or may become exercisable in such installments as the Board of Directors may specify. Each NQSO may be exercised from time to time, in whole or in part, up to the total number of shares with respect to which it is then exercisable. Subject to certain restrictions, the Board of Directors has the right to accelerate the date that any installment of any NQSO becomes exercisable. Payment of the exercise price of an NQSO granted under the 2000 Stock Plan may be made in cash or by check or, if authorized by the Board of Directors, (i) by tendering shares of Common Stock of the Company having a fair market value equal as of the date of the exercise to the cash exercise price of the NQSO, (ii) by delivery of a personal recourse, interest bearing note, (iii) through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the NQSO and an authorization to the broker or selling agent to pay that amount to the Company or (iv) by any combination of the above.

If a NQSO optionee under the 2000 Stock Plan ceases to be employed by (or in the case of a consultant, engaged in a business relationship with) the Company other than by reason of death or disability, no further installments of his or her NQSOs will become exercisable, and vested NQSOs shall generally terminate after the passage of three months from the date of termination of employment (or business relationship) (but no later than their specified expiration dates). If an optionee ceases to be employed by (or in the case of a consultant, engaged in a business relationship with) the Company by reason of disability or death, any NQSO held by the optionee may be exercised, to the extent exercisable on the date of disability or death, by the optionee or the optionee’s estate, personal representative or beneficiary, at any time within 180 days from the date of the optionee’s disability or death (but not later than the specified expiration date of the NQSO). NQSO holders under the 2000 Stock Plan are protected against dilution in the event of a stock dividend, stock split, consolidation, merger, recapitalization, reorganization or similar transaction. The Board of Directors may from time to time adopt amendments to the 2000 Stock Plan and may terminate the 2000 Stock Plan, at any time. Any shares subject to a NQSO granted under the 2000 Stock Plan which for any reason expires or terminates unexercised, may again be available for future NQSO grants. Unless terminated sooner, the 2000 Stock Plan will terminate on June 12, 2010 (except as to NQSOs outstanding on that date).

Description of the Company’s 2001 Stock Option Plan

The Company’s 2001 Stock Option Plan (the “2001 Stock Plan”) was adopted by the Board of Directors of the Company on September 25, 2001 and was not subject to approval by the Company’s stockholders. The 2001 Stock Plan is intended to provide incentives in the form of NQSOs to employees, members of the Board of Directors, and consultants of the Company. A maximum of 20,000 shares of Common Stock are reserved for issuance under the 2001 Stock Plan upon the exercise of NQSOs. As of December 31, 2002, no shares of Common Stock remained available for issuance under the 2001 Stock Plan. The 2001 Stock Plan is administered by the Board of Directors, which, subject to the terms of the 2001 Stock Plan, has the authority to determine the persons to whom NQSOs are granted, the exercise price per share and other terms, provisions and restrictions governing such NQSOs. NQSOs may be granted under the 2001 Stock Plan at any time prior to September 25, 2011. The exercise price per share of NQSOs granted cannot be less than the fair market value on the date of grant unless the Board of Directors determines otherwise. Each NQSO shall expire as of the date specified by the Board of Directors, but not more than ten years from the date of grant.

Each NQSO granted under the 2001 Stock Plan may either be fully exercisable at the time of grant or may become exercisable in such installments as the Board of Directors may specify. Each NQSO may be exercised from time to time, in whole or in part, up to the total number of shares with respect to which it is then exercisable. Subject to certain restrictions, the Board of Directors has the right to accelerate the date that any installment of any NQSO becomes exercisable. Payment of the exercise price of an NQSO granted under the 2001 Stock Plan may be made in cash or by check or, if authorized by the Board of Directors, (i) by tendering shares of Common Stock of the Company having a fair market value equal as of the date of the exercise to the cash exercise price of the NQSO, (ii) by delivery of a personal recourse, interest bearing note, (iii) through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the NQSO and an authorization to the broker or selling agent to pay that amount to the Company or (iv) by any combination of the above.

If a NQSO optionee under the 2001 Stock Plan ceases to be employed by (or in the case of a consultant, engaged in a business relationship with; or in the case of a member of the Board of Directors, no longer on the Board of Directors of) the Company other than by reason of death or disability, no further installments of his or her NQSOs will become exercisable, and vested NQSOs shall generally terminate after the passage of three months from the date of termination of employment (or business relationship in the case of a consultant or membership on the Board of Directors in the case of a member of the Board of Directors) (but no later than their specified expiration dates). If an optionee ceases to be employed (or in the case of a consultant, engaged in a business relationship with; or in the case of a member of the Board of Directors, no longer on the Board of Directors of) the Company by reason of disability or death, any NQSO held by the optionee may be exercised, to the extent exercisable on the date of disability or death, by the optionee or the optionee’s estate, personal representative or beneficiary, at any time within 180 days from the date of the optionee’s disability or death (but not later than the specified expiration date of the NQSO). NQSO holders under the 2001 Stock Plan are protected against dilution in the event of a stock dividend, stock split, consolidation, merger, recapitalization, reorganization or similar transaction. The Board of Directors may from time to time adopt amendments to the 2001 Stock Plan and may terminate the 2001 Stock Plan, at any time. Any shares subject to a NQSO granted under the 2001 Stock Plan which for any reason expires or terminates unexercised, may again be available for future NQSO grants. Unless terminated sooner, the 2001 Stock Plan will terminate on September 25, 2011 (except as to NQSOs outstanding on that date).

Compensation Committee Report On Executive Compensation

The Company’s executive compensation program is administered by the three member Compensation Committee of the Board of Directors (the “Compensation Committee”). The three members of the Compensation Committee are all non-employee directors. Pursuant to the authority delegated by the Board of Directors, the Compensation Committee establishes each year the compensation of the Chief Executive Officer, and together with the Chief Executive Officer, establishes the compensation of the other executive officers of the Company.

Under the supervision of the Compensation Committee, the Company developed and implemented the 2002 Executive Compensation Plan for the Chief Executive Officer and certain of the executive officers of the Company (the “Plan”). The Plan is designed to reward executive officers whose performance yields improvement in corporate operating results, market share and shareholder value. The ultimate goal of the Plan is to align the interests of management with those of the stockholders. Compensation under the Plan is comprised of cash compensation in the form of annual base salary, incentive compensation in the form of performance-based cash bonuses, and long-term incentive compensation in the form of stock options.

In setting cash compensation levels for executive officers (including the Chief Executive Officer), the Compensation Committee takes into account such factors as: (i) the Company’s past financial performance and future expectations, (ii) the general and industry-specific business environment and (iii) corporate and individual performance goals. The base salaries are established at levels comparable to the amounts paid to senior executives with comparable qualifications, experience and responsibilities at other companies located in the northeastern United States of similar size and engaged in a similar business to that of the Company.

Incentive compensation in the form of performance-based bonuses for the Chief Executive Officer and the Company’s other executive officers is based upon management’s success in meeting the Company’s financial and strategic goals as well as meeting individual performance goals. Target levels of product bookings and service revenue were set at the time the Plan was established and bonuses were allocated to the Chief Executive Officer and certain other executive officers contingent upon the achievement of the target levels.

Mr. James D. Foy is the President, Chief Executive Officer and a director of the Company. His fiscal 2002 performance was evaluated on the basis of the factors described above applicable to officers generally. His base salary was based on a number of factors, including the base salaries of executives performing similar functions for peer companies. The annual bonus component, as well as his salary, reflect the Company’s financial performance, the continued introduction and commercialization of new products and progress toward achieving business goals and the achievement by Mr. Foy of non-financial goals. In assessing Mr. Foy’s performance for fiscal 2002, the Compensation Committee took into account the degree to which the financial and non-financial goals on which his compensation was based had been achieved.

Incentive compensation in the form of stock options is designed to provide long term incentives to executive officers and other employees, to encourage the executive officers and other employees to remain with the Company and to enable optionees to develop and maintain a significant, long-term stock ownership position in the Company’s Common Stock. The Compensation Committee grants stock options to the Company’s executive officers in consideration of the strategic goals and direction of the Company. The Company’s 2001 Stock Plan, administered by the Board of Directors, is one of the vehicles for the granting of stock options.

The 2001 Stock Plan permits the Board of Directors to grant stock options to eligible employees, including executive officers and directors. Options become exercisable in increments over time. The value realizable from exercisable options is dependent upon the extent to which the Company’s performance is reflected in the market price of the Company’s Common Stock at any particular point in time.

The Company’s 1996 Stock Option and Incentive Plan, as amended (the “1996 Stock Plan”), administered by the Board of Directors, is also a vehicle for the granting of stock options. The 1996 Stock Plan permits the Board of Directors to grant stock options to eligible employees, including executive officers. Options become exercisable in increments over time, contingent upon continued employment. The value realizable from exercisable options is dependent upon the extent to which the Company’s performance is reflected in the market price of the Company’s Common Stock at any particular point in time.

The Company also maintains the 1991 Employee Stock Purchase Plan, as amended (the “1991 Stock Plan”), in which all executives may participate on the same terms as non-executive employees who meet applicable eligibility criteria. The 1991 Stock Plan provides for the sale of shares of the Company’s Common Stock to employees (as defined in the 1991 Stock Plan) of the Company pursuant to non-transferable options at less than fair market value. Employees who own 5% or more of the Common Stock of the Company and non-employee directors are not eligible to participate in the 1991 Stock Plan.

In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Compensation Committee has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is the Compensation Committee’s present intention that, for so long as it is consistent with its overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

The Compensation Committee is satisfied that the executive officers of the Company are dedicated to achieving significant improvements in the long-term financial performance of the Company and that the compensation policies and programs implemented and administered have contributed and will continue to contribute towards achieving this goal.

The members of the Compensation Committee have submitted this report:

Michael D. Kaufman (Chair)

R. Scott Asen

Peter Gyenes

Audit Committee Report

This report is submitted by the Audit Committee of the Board of Directors, which reviews with the independent auditors and management the annual financial statements and independent auditors’ opinion, reviews the results of the audit of the Company’s financial statements with the independent auditors, recommends the retention of the independent auditors to the Board of Directors and periodically (at least quarterly) reviews the Company’s accounting policies and internal accounting and financial controls for the fiscal year ended December 31, 2002. The Audit Committee is composed of Messrs. Asen, Gyenes, and Kaufman. None of Messrs. Asen, Gyenes, and Kaufman are officers or employees of the Company, and aside from being directors of the Company, each is otherwise independent of the Company (as independence is defined pursuant to Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards). The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached as Exhibit A to this Proxy Statement.

The Audit Committee has reviewed the audited balance sheets of the Company for the fiscal years ending December 31, 2002 and December 31, 2001, and the audited statements of operations, stockholders’ equity and comprehensive income (loss) and cash flows for each of the three years in the period ended December 31, 2002, and has discussed them with both management and Ernst & Young LLP (“Ernst & Young”), the Company’s independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as currently in effect. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has discussed with Ernst & Young that firm’s independence. Based on its review of the financial statements and these discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

The members of the Audit Committee have submitted this report:

Peter Gyenes (Chair)

R. Scott Asen

Michael D. Kaufman

Audit Fees

The aggregate fees billed by Arthur Andersen LLP (“Arthur Andersen”), the Company’s former independent auditor, for professional services rendered for the review of the Company’s financial statements included in certain of its quarterly reports on Form 10-Q for the fiscal year ended December 31, 2002 were $9,000. The aggregate fees billed by Ernst & Young for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2002 and for the review of the financial statements included in the Company’s quarterly reports on Form 10-Q for the fiscal year ended December 31, 2002 were $82,300.

Financial Information Systems Design and Implementation Fees

There were no fees billed by Arthur Andersen or Ernst & Young for financial information systems design and implementation professional services for the fiscal year ended December 31, 2002.

All Other Fees

The aggregate fees billed by Arthur Andersen for services other than those described above for the fiscal year ended December 31, 2002 totaled $34,400 and were primarily for tax services performed. The aggregate fees billed by Ernst & Young for services other than those described above for the fiscal year ended December 31, 2002 totaled $123,950 and were primarily for tax services performed.

Concerto Software’s Audit Committee has determined that the provision of the services provided by Ernst & Young as set forth herein are compatible with maintaining Ernst & Young’s independence.

Independent Public Accountants

On June 28, 2002, the Company dismissed Arthur Andersen as its independent public accountants. The Company appointed Ernst & Young as its new independent public accountants effective July 3, 2002. The decision to dismiss Arthur Andersen and to retain Ernst & Young was approved by the Company’s Board of Directors upon the recommendation of its Audit Committee.

Arthur Andersen’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years ended December 31, 2001, and the subsequent interim period between December 31, 2001 and June 28, 2002, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen’s satisfaction, would have cause them to make reference to the subject matter of the disagreement in connection with their report for such years.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred during the fiscal years ended December 31, 2001 and 2000 and the interim period between December 31, 2001 and June 28, 2002.

The Company provided Arthur Andersen with a copy of the foregoing disclosures. A copy of Arthur Andersen’s letter, dated June 28, 2002, stating their agreement with these statements is attached as Exhibit 16.1 to the Company’s current report on Form 8-K filed with the SEC on July 3, 2002.

During the fiscal years ended December 31, 2001 and 2000 and the interim period between December 31, 2001 and June 28, 2002, neither the Company nor anyone acting on its behalf consulted Ernst &Young with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or (ii) the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Performance Graph

The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company’s Common Stock for the five fiscal years ended December 31, 2002, with the cumulative total return on (i) the Nasdaq Market Index, and (ii) a broad peer group index prepared by Media General Financial Services (“Media General”) consisting of Nasdaq quoted companies grouped under SIC Code 7372, Prepackaged Software. The Company has changed the SIC Code under which it is classified to facilitate comparison of its performance with its peers. The Company believes that SIC Code 7372 more closely describes the nature of the Company’s business and will provide a better industry standard against which to measure of its performance. The Company has also included the peer group index prepared by Media General consisting of Nasdaq quoted companies group under SIC Code 7373, Computer Integrated Systems Design, for reference purposes. The comparison assumes $100 was invested on December 31, 1997 in the Company’s Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any. The graph reflects the 3-for-2 stock split effected in the form of a stock dividend by the Company on May 28, 1997.

[CHART TO APPEAR HERE]

	12/31/97	12/31/98	12/31/99	12/29/00	12/31/01	12/31/02
Concerto Software, Inc.	100.00	23.37	60.15	29.89	29.64	20.69
Nasdaq Market Index	100.00	141.04	248.76	156.35	124.64	86.94
Prepackaged Software Index	100.00	168.03	314.12	171.65	151.57	103.86
Computer Integrated Sys Design Index	100.00	217.83	496.36	244.01	146.76	62.79

The stock price performance shown on the graph above is not necessarily indicative of future price performance. Information used in the graph was obtained from Media General, a source believed to be reliable; however, the Company is not responsible for any errors or omissions in such information.

Severance Arrangements

Pursuant to the terms of an agreement between the Company and Mr. James D. Foy, if Mr. Foy is terminated for other than non-performance or in the event of a change in control of the Company that results in the loss of his job, demotion of his title, change in his responsibilities, or relocation of the Company, then the Company shall (i) continue to provide Mr. Foy with medical benefits continuation for a period of twelve (12) months from the termination date, (ii) pay Mr. Foy’s base salary (in effect at the time of such termination) for twelve (12) months from the termination date, and (iii) pay an amount equal to the actual earned bonus paid during the previous twelve (12) months prior to the termination date. The Company will not be obligated to make any future payments if Mr. Foy assumes new employment with a competitor of the Company.

Pursuant to the terms of agreements between the Company and each of Ms. Kristina Lengyel, Mr. Paul R. Lucchese, Esq., Mr. Mark Donovan, and Mr. Michael J. Provenzano, III (each, an “executive”), if the executive is terminated due to an economic layoff, a downsizing that eliminates their position or a reorganization that would require the executive to relocate, then the Company shall continue the executive’s base salary and medical benefits until the earlier of (i) six months from the date of the executive’s termination of employment or (ii) the executive assumes new employment.

Pursuant to the terms of an agreement between the Company and Mr. Ralph S. Breslauer, if Mr. Breslauer is terminated in connection with a merger or acquisition that results in the elimination, consolidation or relocation of his position, then the Company shall continue the executive’s base salary and medical and dental benefits for twelve months from the date of his termination of employment. Further, if Mr. Breslauer is terminated for reasons other than job performance or a merger or acquisition, then the Company shall continue his base salary and medical and dental benefits for six months from the date of his termination of employment.

Certain Relationships and Related Transactions of the Company

The Company has adopted a policy that all transactions between the Company and its officers, directors, principal stockholders and their affiliates be on terms no less favorable to the Company than could be obtained from unrelated third parties.

Mr. Paul R. Lucchese, Esq., Vice President, General Counsel and Secretary, is the son of Mr. Alphonse M. Lucchese, Chairman of the Board of Directors and Board Advisor, and received approximately $215,671 in total compensation during the fiscal year ended December 31, 2002.

Mr. Alphonse M. Lucchese, Chairman of the Board of Directors, for the year ended December 31, 2002, received $111,458 salary for services rendered as Board Advisor under the terms of the Transition and Retention Agreement dated November 7, 2000, as amended by Amendment No. 1 dated as of November 7, 2001, between Mr. Lucchese and the Company (the “Retention Agreement”). On April 1, 2002, Mr. Lucchese and the Company entered into Amendment No. 2 (the “Amendment”) to the Retention Agreement. The Amendment provides that the Retention Agreement shall be revised to (i) extend its term to March 31, 2004; (ii) fix Mr. Lucchese’s annual salary at $75,000 for the period beginning April 1, 2002 and ending March 31, 2004; and (iii) continue Mr. Lucchese’s medical coverage, at Company cost, through December 31, 2002 and dental coverage, at Company cost, until March 31, 2004.

Mr. Alexander Tellez, Executive Vice President, Engineering, entered into an employment agreement with the Company, which became effective January 14, 2002 (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Mr. Tellez shall receive a base annual salary of $200,000 and is eligible to participate in the Plan, under which Mr. Tellez may receive a bonus equal to fifty (50%) percent of his base salary. Further, Mr. Tellez was granted an option to purchase 125,000 shares of the Company’s Common Stock and is eligible to participate in all benefit plans provided by the Company. Under the terms of the Employment Agreement, if Mr. Tellez is terminated due to an economic layoff, a downsizing that eliminates his position or a reorganization that would require him to relocate, then the Company shall continue Mr. Tellez’s base salary and medical benefits until the earlier of (i) six months from the date of his termination of employment or (ii) the date he assumes new employment.

Mr. Tellez, in connection with a loan in the principal amount of $125,000, also entered into a Secured Promissory Note and Assignment Agreement with the Company, which became effective March 13, 2002 (the “Promissory Note”). Pursuant to the terms of the Promissory Note, Mr. Tellez shall repay the principal sum of $125,000 plus accrued interest on the earlier of: (i) January 14, 2004 or (ii) the date that Mr. Tellez is no longer employed by the Company. Further, Mr. Tellez and the A. Tellez Limited Partnership assigned to the Company their Delayed Common Holder Payments (as defined in the Agreement and Plan of Merger dated January 14, 2002 by and among the Company, AP Acquisition Corporation and CellIt) such that payments made to the Company from the Delayed Common Holder Payments shall reduce the principal and interest due under the Promissory Note.

Mr. Tellez also entered into a Merger Success Fee Agreement with CellIt, which became effective January 10, 2002 (the “Merger Success Agreement”) in connection with the Company’s acquisition of CellIt (the “Merger”). Pursuant to the terms of the Merger Success Agreement, Mr. Tellez shall be eligible to receive a payment of $300,000 (the “Merger Success Fee”) upon the closing of the Merger, provided that Mr. Tellez remains continuously employed by the Company for a period of two years following the effective date of the Merger. If Mr. Tellez’s employment is terminated by the Company for Cause (as defined in the Merger Success Agreement) or if Mr. Tellez terminates his employment for any reason other than Good Reason (as defined in the Merger Success Agreement), the Company shall have no obligation to pay the Merger Success Fee.

Proposal II

Ratification of Selection of Auditors

The Board of Directors has selected the firm of Ernst & Young to serve as auditors for the fiscal year ending December 31, 2003. Ernst & Young has served as the Company’s auditors since July 3, 2002. It is expected that a member of the firm will be present at the meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions. The Board of Directors recommends a vote FOR the ratification of this selection.

Other Matters

The Board of Directors does not intend to bring any matters before the Annual Meeting other than those specifically set forth in the Notice of Meeting and it knows of no matters to be brought before the Annual Meeting by others. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxies to vote such proxies in accordance with the judgment of the Board of Directors.

Expenses and Solicitation

The cost of solicitation of proxies will be borne by the Company, and in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, e-mail, telephone or telegraph following the original solicitation. The Company will bear all reasonable solicitation fees.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and holders of more than 10% of the Company’s Common Stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the SEC to furnish the Company with copies of all such filings. R. Scott Asen, a director of the Company, failed to file in a timely manner his Statement of Changes in Beneficial Ownership in connection with a transaction involving 23,100 shares of the Company’s Common Stock. Mr. Asen subsequently made an appropriate filing to report the aforementioned transaction. Based on its review of the copies of such filings received by it with respect to the fiscal year ended December 31, 2002 and written representations from certain Reporting Persons, the Company believes that all other Reporting Persons complied with all Section 16(a) filing requirements in 2002.

Stockholders Proposals

Proposals of stockholders intended for inclusion in the Company’s proxy materials to be furnished to all stockholders entitled to vote at the 2004 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received at the Company’s principal executive offices not later than December 1, 2003. Stockholders who wish to make a proposal at the 2004 Annual Meeting—other than one that will be included in the Company’s proxy materials—should notify the Company no later than February 12, 2004. If a stockholder who wishes to present a proposal fails to notify the Company by this date, the stockholder will not be entitled to present the proposal at the meeting. If, however, the proposal is properly brought before the meeting, then, under the SEC’s proxy rules, proxies solicited by management for the meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules.

EXHIBIT A

CONCERTO SOFTWARE, INC.

Audit Committee Charter

A.    PURPOSE AND SCOPE

The primary function of the Audit Committee (the “Committee”) is to assist the Board of Directors in fulfilling its responsibilities by reviewing: (i) the financial reports issued by the Corporation to the Securities and Exchange Commission (“SEC”), the Corporation’s shareholders or to the general public, and (ii) the Corporation’s internal financial and accounting controls.

B.    COMPOSITION

The Committee shall be comprised of a minimum of three directors as appointed by the Board of Directors, who shall meet the independence and audit committee composition requirements under any rules or regulations of SEC, The NASDAQ National Market and any other regulatory body, as in effect from time to time, and shall be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee.

All members of the Committee shall either (i) be able to read and understand fundamental financial statements, including a balance sheet, cash flow statement and income statement, or (ii) be able to do so within a reasonable period of time after appointment to the Committee. At least one member of the Committee shall have employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

The Board may appoint no more than one member who does not meet the independence requirements set forth above and who is not a current employee of the Corporation or an immediate family member of such employee if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required in the best interests of the Corporation and its shareholders. The Board shall disclose in the next proxy statement after such determination the nature of the relationship and the reasons for the determination.

The members of the Committee shall be elected by the Board of Directors at the meeting of the Board of Directors following each annual meeting of stockholders and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless a Chair is elected by the full Board of Directors, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

C.    RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Committee shall:

Document Review

1.	Review and assess the adequacy of this Charter periodically as conditions dictate, but at least annually (and update this Charter if and when appropriate).

2.	Review with representatives of management and representatives of the Corporation’s independent accounting firm the Corporation’s audited annual financial statements prior to their filing as part of the Annual Report on Form 10-K. After such review and discussion, the Committee shall approve the audited financial statements for publication in the Corporation’s annual report on Form 10-K. The Committee shall also review the Corporation’s quarterly financial statements prior to their inclusion in the Corporation’s quarterly SEC filings on Form 10-Q.

3.	Take steps designed to insure that the independent accounting firm reviews the Corporation’s interim financial statements prior to their inclusion in the Corporation’s quarterly reports on Form 10-Q.

Independent Accounting Firm

4.	Recommend to the Board of Directors the selection of the independent accounting firm, and approve the fees and other compensation to be paid to the independent accounting firm. The Committee shall have the ultimate authority and responsibility to select, evaluate and, when warranted, replace such independent accounting firm (or to recommend such replacement for shareholder approval in any proxy statement).

5.	On an annual basis, receive from the independent accounting firm a formal written statement identifying all relationships between the independent accounting firm and the Corporation consistent with Independence Standards Board (“ISB”) Standard 1. The Committee shall actively engage in a dialogue with the independent accounting firm as to any disclosed relationships or services that may impact its independence. The Committee shall take, or recommend that the Board of Directors take, appropriate action to oversee the independence of the independent accounting firm.

6.	On an annual basis, discuss with representatives of the independent accounting firm the matters required to be discussed by Statement on Auditing Standards (“SAS”) 61, as it may be modified or supplemented.

7.	Meet with the independent accounting firm prior to the audit to review the planning and staffing of the audit.

8.	Evaluate the performance of the independent accounting firm and recommend to the Board of Directors any proposed discharge of the independent accounting firm when circumstances warrant. The independent accounting firm shall be ultimately accountable to the Board of Directors and the Committee.

Financial Reporting Processes

9.	In consultation with the independent accounting firm and management, review annually the adequacy of the Corporation’s internal financial and accounting controls.

Compliance

10.	To the extent deemed necessary by the Committee, it shall have the authority to engage outside counsel and/or independent accounting consultants to review any matter under its responsibility.

Reporting

11.	Prepare, in accordance with the rules of the SEC as modified or supplemented from time to time, a written report of the audit committee to be included in the Corporation’s annual proxy statement for each annual meeting of stockholders occurring after December 14, 2000.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

CONCERTO SOFTWARE, INC.

PROXY SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James D. Foy and Michael J. Provenzano, III and each or either of them, proxies with full power of substitution to vote all shares of stock of Concerto Software, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 6, 2003, at 10:00 a.m. at the offices of the Company, 6 Technology Park Drive, Westford, Massachusetts, and at any adjournment thereof, upon matters set forth in the Notice of Annual Meeting and Proxy Statement dated April 14, 2003, a copy of which has been received by the undersigned. This Proxy when properly executed will be voted in accordance with your indicated directions. If no direction is made, this Proxy will be voted FOR proposals 1, 2 and 3.

(TO BE SIGNED ON REVERSE SIDE)

SEE REVERSE

SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To fix the number of directors constituting the Board of Directors at five and to elect a Board of Directors for the ensuing year.		FOR AGAINST ABSTAIN ☐ ☐ ☐

☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES ☐ A. M. Lucchese ☐ M. D. Kaufman ☐ R. S. Asen ☐ J. D. Foy ☐ P. Gyenes

2.        To ratify the selection of the firm of Ernst & Young LLP as auditors for the Company for the fiscal year ending December 31, 2003.

3.        To consider and act upon any other matters that may properly be brought before the Annual Meeting of Stockholders of the Company or any postponements or adjournments thereof.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder                                      Date:                 Signature of Stockholder                                      Date:

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.